EX 99.1

The Beachbody Company, Inc. to Change Ticker Symbol to “BODI” on March 4

EL SEGUNDO, Calif. --The Beachbody Company, Inc. (NYSE: BODY) (“BODi” or the “Company”), today announced that its Class A common stock will begin trading on the New York Stock Exchange (“NYSE”) under the new ticker symbol “BODI” prior to the market open on March 4, 2024. This will replace the company’s current ticker symbol, “BODY”. This new ticker symbol aligns with the company’s rebrand from Beachbody to BODi, announced on March 9, 2023. The Company’s Class A common stock, par value $0.0001 per share, will continue to be listed on the NYSE and the CUSIP will remain unchanged.

About BODi and The Beachbody Company, Inc.

Originally known as Beachbody, BODi has been innovating structured step-by-step home fitness and nutrition programs for 25 years such as P90X, Insanity, and 21-Day Fix, plus the first premium superfood nutrition supplement, Shakeology. Since its inception in 1999 BODi has helped over 30 million customers pursue extraordinary life-changing results. The BODi community represents millions of people helping each other stay accountable to goals of healthy weight loss, improved strength and energy, and resilient mental and physical well-being. For more information, please visit TheBeachbodyCompany.com.

Investor Relations
ICR, Inc.
BeachbodyIR@icrinc.com

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